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                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   YEARS ENDED DECEMBER 31,
                                                            --------------------------------------
                                                               1993          1992          1991
                                                            ----------    ----------    ----------
INCOME:
  Income (loss) before provision for income taxes,
     extraordinary item and change in accounting
     principle...........................................   $    9,291    $   (6,902)   $   13,717
  Income tax expense (benefit)...........................        3,459          (688)
                                                            ----------    ----------
  Income (loss) before extraordinary item and change in
     accounting principle................................        5,832        (6,214)
  Extraordinary item.....................................         (234)          (89)
  Change in accounting principle.........................        1,586        --
                                                            ----------    ----------
  Net income (loss)......................................   $    7,184    $   (6,303)
                                                            ==========    ==========
  Pro forma income tax expense (1).......................                                    5,636
                                                                                        ----------
  Pro forma income before extraordinary item.............                                    8,081
  Extraordinary item.....................................                                   (3,576)
                                                                                        ----------
  Pro forma net income...................................                               $    4,505
                                                                                        ==========
SHARES:
  Weighted average number of common shares outstanding
     (2).................................................   17,616,901    17,609,463    14,971,593
  Common share equivalents from the assumed exercise of
     stock options (3)                                         120,421        --            24,518
                                                            ----------    ----------    ----------
                                                            17,737,322    17,609,463    14,996,111
                                                            ==========    ==========    ==========
EARNINGS PER SHARE:
     Income (loss) before extraordinary item and change
       in accounting principle...........................   $      .33    $     (.35)
     Extraordinary item..................................         (.01)         (.01)
     Change in accounting principle......................          .09        --
                                                            ----------    ----------
     Net income (loss)...................................   $      .41    $     (.36)
                                                            ==========    ==========
     Pro forma income before extraordinary item..........                               $      .54
     Extraordinary item..................................                                     (.24)
                                                                                        ----------
     Pro forma net income................................                               $      .30
                                                                                        ==========

- ---------------
(1) Pro forma income taxes reflect the effect on income taxes in 1991 as if the Company had been a "C" corporation for the entire period.

(2) Beginning balance of common stock is adjusted for changes in the number of shares outstanding (retroactively adjusted to reflect a 125.9-for-1 stock split in May 1991), weighted monthly by the elapsed portion of the period during which the shares were outstanding.

(3) Common share equivalents are computed by the "treasury stock" method. Share amounts represent the dilutive effect of outstanding stock options which have an option price below the closing market price for the period presented.
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